2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Reports Third Quarter Results
Pro Forma RevPAR Increased 6.3 Percent; Pro Forma Hotel EBITDA Rose 15.8 Percent

Bethesda, MD, October 25, 2012 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the quarter ended September 30, 2012. The Company's results include the following:

	Third Quarter		Nine Months Ended September 30,
	2012	2011	2012	2011
	($ in millions except per share, RevPAR and margin data)

Net income (loss) to common shareholders	$7.5	$2.8	$5.6	$1.0
Net income (loss) per diluted share	$0.13	$0.05	$0.10	$0.01

Pro forma RevPAR	$187.18	$176.16	$172.26	$157.95
Pro forma Hotel EBITDA	$37.5	$32.4	$90.6	$73.6
Pro forma Hotel EBITDA Margin	31.0%	28.1%	27.4%	23.9%

Adjusted EBITDA (1)	$35.4	$26.5	$82.3	$51.2

Adjusted FFO (1)	$22.0	$17.5	$47.6	$32.4
Adjusted FFO per diluted share (1)	$0.37	$0.34	$0.86	$0.68

(1) See tables later in this press release for a description of pro forma information and reconciliations from net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per diluted share, Adjusted FFO and Adjusted FFO per diluted share.

For the details as to which hotels are included in Pro forma RevPAR, ADR, Occupancy, Hotel Revenues, Hotel Expenses, Hotel EBITDA and Hotel EBITDA Margins for the third quarter and nine months ended September 30, 2012, refer to the Pro Forma Property Inclusion Reference Table later in this press release.

“We are pleased with the performance of our portfolio during the third quarter as we continued to outperform the hotel industry's solid growth,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Despite moderating economic trends, the hotel industry continued to generate healthy RevPAR growth through demand that outpaced limited new supply, leading to increased occupancy and pricing power that delivered attractive ADR growth. With the majority of our major property renovations and repositionings now complete, combined with significant upside opportunity at the hotel level through our asset management initiatives and implementation of our best practice programs, we believe we will continue to outperform the industry over the next several years.”

Third Quarter Highlights

▪
Pro forma RevPAR, ADR and Occupancy: Pro forma room revenue per available room (“Pro forma RevPAR”) in the third quarter of 2012 increased 6.3 percent over the same period of 2011 to $187.18. Pro forma average daily rate (“Pro forma ADR”) grew 3.7 percent over the third quarter of 2011 to $215.69, while Pro forma Occupancy increased 2.5 percent to 86.8 percent.

▪
Pro forma Hotel EBITDA: The hotels generated $37.5 million of Pro forma Hotel EBITDA for the quarter ended September 30, 2012, an improvement of 15.8 percent compared to the same period of 2011. Pro forma Hotel Revenues increased 5.2 percent, while Pro forma Hotel Expenses rose 1.1 percent. As a result, the Company's Pro forma Hotel EBITDA Margin was 31.0 percent for the quarter ended September 30, 2012 and represents an increase of 283 basis points as compared to the same period last year.

▪	Adjusted EBITDA: The Company's Adjusted EBITDA increased 33.8 percent, or $8.9 million, to $35.4 million, from $26.5 million in the prior year period.

▪	Adjusted FFO: The Company's Adjusted FFO grew 26.1 percent to $22.0 million, from $17.5 million in the prior year period.

▪
Capital Investments: During the third quarter of 2012, the Company invested $12.3 million of capital throughout its portfolio, including $2.2 million at the Westin Gaslamp Quarter, $1.3 million at the Hotel Milano, $1.2 million at the Sir Francis Drake and $1.1 million at the Mondrian Hotel.

▪
Dividends: On September 14, 2012, the Company declared a $0.12 per share quarterly dividend on its common shares, a $0.4921875 per share quarterly dividend on its 7.875% Series A Cumulative Redeemable Preferred Shares and a $0.50 per share quarterly dividend on its 8.00% Series B Cumulative Redeemable Preferred Shares.

“We were able to grow portfolio-wide Pro forma RevPAR 6.3 percent in the third quarter, well in excess of the industry's 5.1 percent, despite a weaker September than expected, particularly in Manhattan, and sluggish growth in business travel. This outperformance, combined with our strong expense controls which limited portfolio-wide hotel expense growth to just 1.1 percent, we were able to drive Hotel EBITDA 15.8 percent higher over the prior year and improve operating margins by 283 basis points,” noted Mr. Bortz. “We're excited about the progress we've made in improving operating performance since acquiring our hotels and are encouraged by the increasingly positive impact our array of best practice programs are having on our portfolio.”

Capital Reinvestment

In October 2012, the renovation, reconfiguration and expansion of the meeting space and back of house at the Affinia Manhattan was completed, creating 2,200 square feet of additional meeting space. The renovation of the lobby and entry of the property is expected to be complete by the end of the first quarter of 2013. The Company expects to fund its 49% pro rata interest of the total project costs with available cash.

In September 2012, the Company commenced a reconfiguration and redesign of the lobby at the Mondrian Los Angeles. As part of this enhancement, additional meeting and function space are being created. This project is expected to be completed in December 2012.

“The recently completed capital investment programs at the Westin Gaslamp Quarter, Sheraton Delfina and Monaco Seattle, along with the prior year's renovations of Affinia Manhattan, Sir Francis Drake, Minneapolis Grand and InterContinental Buckhead, have provided us with a sizable opportunity to generate higher room rates and increase RevPAR penetration, which should substantially increase profitability and cash flow at each of these properties in 2013 and beyond,” continued Mr. Bortz. “Guest reviews and results at all of these properties following our renovations continue to be very positive.”

The Company remains on track to close the Hotel Milano on November 1, 2012 in order to proceed with the planned $12.5 million comprehensive renovation, repositioning and expansion of the hotel, which includes the creation of eight additional guest rooms, as well as reconcepting the restaurant and all food and beverage operations. The renovation is anticipated to be complete in the first quarter of 2013 and the hotel will be renamed upon reopening.

In January 2013, the Company, along with its joint venture partner, expect to commence an $18.0 to $20.0 million comprehensive renovation, reconfiguration and expansion of the Affinia 50, which includes renovating the guest rooms, corridors and public areas. The reconfiguration of the hotel will increase the number of guest rooms from 210 to 251. This project is expected to be complete by the end of the third quarter of 2013. The Company expects to fund its 49 percent pro rata interest of the total project costs with available cash.

“We are thrilled with the opportunity to increase the room count at the Affinia 50 by nearly 20%,” noted Mr. Bortz. “This increase in rooms, coupled with the full property renovation, provides us with a unique opportunity to significantly upgrade the Affinia 50, while at the same time expanding our presence in one of the most desirable areas of Manhattan through a highly attractive return on capital investment. Given the breadth of the renovation, we expect EBITDA displacement to be between $5.0 and $6.0 million during the first three quarters of 2013, of which 49 percent will impact Pebblebrook. While the displacement represents a material disruption in 2013, we believe this investment project will yield outsized returns in the future, similar to the results achieved with the same kind of project recently completed a year ago at the Affinia Manhattan.”

Acquisitions

▪
On July 9, 2012, the Company acquired Hotel Vintage Park Seattle for $32.5 million. The 125-room, AAA four-diamond, full-service, boutique hotel is centrally located in the core of the downtown retail and financial center in Seattle, Washington.

▪
On July 9, 2012, the Company acquired the Hotel Vintage Plaza Portland for $30.5 million. The 117-room, AAA four-diamond, full-service, boutique hotel is located in the heart of downtown Portland, Oregon.

▪
On August 23, 2012, the Company acquired the W Los Angeles - Westwood hotel for $125.0 million. The 258-room, all-suite, luxury, full-service hotel is located in the Westwood neighborhood of Los Angeles, California.

▪
The Company has entered into a contract to acquire the Hotel Palomar San Francisco for $58.0 million and expects to close on the transaction in the near future. The 196-room, AAA four-diamond, full-service boutique hotel is located in downtown San Francisco, California.

“We're very enthusiastic about the $276 million of high-quality acquisitions this year in our target markets of San Francisco, Seattle, Portland and Los Angeles,” commented Mr. Bortz. “We continue to believe these properties offer excellent opportunities for outsized RevPAR growth, margin expansion and value creation through renovations and the implementation of our asset management and best practice initiatives,” continued Mr. Bortz.

Since its initial public offering in December 2009, the Company has acquired 24 properties (six through a joint venture) totaling $2.0 billion of invested capital.

Year-to-Date Highlights

▪
Pro forma RevPAR, ADR and Occupancy: Pro forma RevPAR for the nine months ended September 30, 2012 increased 9.1 percent over the same period of 2011 to $172.26. Year-to-date, Pro forma ADR grew 3.9 percent over the comparable period of 2011 to $209.98, while year-to-date Pro forma Occupancy climbed 4.9 percent to 82.0 percent.

▪
Pro forma Hotel EBITDA: The Company's hotels generated $90.6 million of Pro forma Hotel EBITDA for the nine months ended September 30, 2012, an improvement of 23.1 percent compared with the same period of 2011. Pro forma Hotel Revenues grew 7.2 percent, while Pro forma Hotel Expenses rose 2.2 percent. As a result, Pro forma Hotel EBITDA Margin for the nine months ended September 30, 2012 increased 354 basis points to 27.4 percent as compared to the same period last year.

▪	Adjusted EBITDA: The Company's Adjusted EBITDA increased 60.8 percent, or $31.1 million, to $82.3 million from $51.2 million in the prior year period.

▪	Adjusted FFO: The Company's Adjusted FFO climbed 47.0 percent to $47.6 million from $32.4 million in the prior year period.

Balance Sheet

As of September 30, 2012, the Company had $359.1 million in consolidated debt and $274.8 million in unconsolidated, non-recourse debt at weighted-average interest rates of 4.0 percent and 3.2 percent, respectively. The Company had $100.0 million outstanding in the form of an unsecured term loan and complete availability of its $200.0 million senior unsecured credit facility, which had no outstanding balance. As of September 30, 2012, the Company had $158.2 million of consolidated cash, cash equivalents and restricted cash and $19.3 million of unconsolidated cash, cash equivalents and restricted cash. The unconsolidated debt, cash, cash equivalents and restricted cash amounts represent the Company's 49 percent pro rata interest in the Manhattan Collection, a joint venture with affiliates of Denihan Hospitality Group that owns six upper upscale hotels in Midtown Manhattan, New York. The weighted-average number of fully diluted common shares and units outstanding for the quarter ended September 30, 2012 was 59.7 million.

On September 30, 2012, as defined in the Company's credit agreement, the Company's fixed charge coverage ratio was 2.1 times, total net debt to trailing 12-month Corporate EBITDA was 4.1 times and total debt to total assets ratio was 34 percent. Excluding the Manhattan Collection, the Company's fixed charge coverage ratio was 2.2 times, net debt to trailing 12 month Corporate EBITDA was 2.4 times and total debt to total assets ratio was 23 percent.

Capital Markets

The Company completed several capital transactions to help fund strategic growth and maintain its strong balance sheet.

▪
On July 13, 2012, the Company amended and restated its senior unsecured revolving credit facility. The amended credit facility was increased to $300 million and is comprised of a $200 million unsecured revolving credit facility and a five year, $100 million unsecured term loan with a current interest rate of 2.55 percent based on the Company's current leverage ratio. The pricing under the amended and restated credit facility was significantly reduced and the facility now matures in July 2016 with an option to extend to July 2017.

▪
From August 2012 through October 2012, the Company issued and sold 1,821,332 common shares under its ATM offering program at an average price of $24.76 per share, for total net proceeds of $44.4 million.

“We are thrilled with our continued ability to access the debt and equity markets. This has allowed us to take advantage of acquisition opportunities in the marketplace, which we expect will lead to significant increases in value for our shareholders,” noted Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust.

2012 Outlook

The Company is amending its 2012 Outlook and tightening the range to reflect third quarter performance and its outlook for the fourth quarter.

	2012 Outlook
	Low	High
	($ in millions except per share and RevPAR data)
Net income (loss) to common shareholders	$4.6	$6.6
Net income (loss) per diluted share	$0.08	$0.12
Adjusted EBITDA	$112.0	$114.0
Adjusted FFO	$63.5	$65.5
Adjusted FFO per diluted share	$1.12	$1.15

This 2012 outlook is based on the following estimates and assumptions:

U.S. GDP Growth	1.75%	2.00%
U.S. Hotel Industry RevPAR Growth	6.3%	6.7%

Portfolio RevPAR	$173	$174
Portfolio RevPAR Growth	8.0%	8.5%

Portfolio Hotel EBITDA	$126.0	$128.0
Portfolio Hotel EBITDA Margin	27.6%	27.8%
Portfolio Hotel EBITDA Margin Growth	250 bps	300 bps

Corporate cash general and administrative expenses	$12.0	$12.5
Corporate non-cash general and administrative expenses	$3.7	$3.7

Acquisition Costs	$2.9	$2.9

Total capital investments related to renovations, capital maintenance and return on investment projects	$57.5	$62.5

Weighted-average fully diluted shares and units	56.8	56.8

The Company’s Outlook for the fourth quarter 2012 is as follows:

	Fourth Quarter 2012 Outlook
	Low	High
	($ in millions except per share and RevPAR data)

Portfolio RevPAR	$176	$179
Portfolio RevPAR Growth	4.5%	6.5%

Portfolio Hotel EBITDA	$33.8	$35.8
Portfolio Hotel EBITDA Margin	28.0%	28.5%
Portfolio Hotel EBITDA Margin Growth	100 bps	150 bps

Adjusted EBITDA	$29.8	$31.8
Adjusted FFO	$16.0	$18.0
Adjusted FFO per diluted share	$0.27	$0.31

Weighted Average fully diluted shares and units	61.5	61.5

The Company's 2012 and Fourth Quarter Outlooks include the effects of its 49 percent pro rata interest in the Manhattan Collection and the anticipated acquisition of the Hotel Palomar San Francisco, but assumes no additional acquisitions.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, October 26, 2012, at 9:00 AM EDT. To participate in the conference call, please dial (888) 806-6198 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 24 hotels, including 18 wholly owned hotels with a total of 4,419 guest rooms and a 49 percent joint venture interest in six hotels with a total of 1,733 guest rooms. The Company owns, or has an ownership interest in, hotels located in ten states and the District of Columbia, including 16 markets: Los Angeles, California; San Diego, California; San Francisco, California; Santa Monica, California; West Hollywood, California; Miami, Florida; Buckhead, Georgia; Bethesda, Maryland; Boston, Massachusetts; Minneapolis, Minnesota; New York, New York; Portland, Oregon; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Seattle, Washington; and Washington, DC. For more information, please visit www.pebblebrookhotels.com .

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company's net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin and EBITDA Margin Growth, hotel-level EBITDA and EBITDA margin, and the Company's expenses, share count or other financial items; descriptions of the Company's plans or objectives for future operations, acquisitions or services; forecasts of the Company's future economic performance; forecasts of hotel industry performance; expectations about the Company's financing activity; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.pebblebrookhotels.com.

All information in this release is as of October 25, 2012. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations.

###

Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investment in hotel properties, net	$1,348,499	$1,127,484
Investment in joint venture	173,112	171,765
Ground lease asset, net	10,338	10,502
Cash and cash equivalents	147,475	65,684
Restricted cash	10,693	9,469
Hotel receivables (net of allowance for doubtful accounts of $73 and $71, respectively)	18,827	11,312
Deferred financing costs, net	5,402	3,487
Prepaid expenses and other assets	18,619	16,929
Total assets	$1,732,965	$1,416,632

LIABILITIES AND EQUITY

Senior unsecured revolving credit facility	$—	$—
Term loan	100,000	—
Mortgage debt	259,071	251,539
Accounts payable and accrued expenses	40,986	33,333
Advance deposits	5,379	4,380
Accrued interest	1,104	1,000
Distribution payable	11,209	10,032
Total liabilities	417,749	300,284
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference of $225,000 at September 30, 2012 and December 31, 2011), 100,000,000 shares authorized; 9,000,000 shares issued and outstanding at September 30, 2012 and at December 31, 2011	90	90
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 60,356,201 issued and outstanding at September 30, 2012 and 50,769,024 issued and outstanding at December 31, 2011	604	508
Additional paid-in capital	1,355,774	1,142,905
Accumulated other comprehensive income (loss)	(389)	—
Distributions in excess of retained earnings	(45,106)	(30,252)
Total shareholders’ equity	1,310,973	1,113,251
Non-controlling interests	4,243	3,097
Total equity	1,315,216	1,116,348
Total liabilities and equity	$1,732,965	$1,416,632

Pebblebrook Hotel Trust
Consolidated Statements of Operations
(In thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

REVENUES:
Hotel operating revenues:
Room	$68,596	$56,437	$175,083	$127,597
Food and beverage	29,236	25,627	83,630	63,580
Other operating	6,473	5,739	17,233	12,401
Total revenues	$104,305	$87,803	$275,946	$203,578

EXPENSES:
Hotel operating expenses:
Room	$17,045	$14,477	$45,521	$33,984
Food and beverage	21,716	18,736	61,836	45,423
Other direct	3,229	2,747	8,935	5,830
Other indirect	26,061	23,651	71,999	56,587
Total hotel operating expenses	68,051	59,611	188,291	141,824
Depreciation and amortization	11,055	9,037	30,742	21,426
Real estate taxes, personal property taxes and property insurance	4,571	3,860	12,610	8,941
Ground rent	651	589	1,608	1,350
General and administrative	3,886	3,527	12,296	8,253
Hotel acquisition costs	514	3,903	1,340	7,344
Total operating expenses	88,728	80,527	246,887	189,138
Operating income (loss)	15,577	7,276	29,059	14,440
Interest income	82	49	111	815
Interest expense	(3,949)	(3,775)	(10,671)	(10,077)
Other	—	38	—	85
Equity in earnings (loss) of joint venture	2,152	2,169	1,636	2,169
Net income (loss) before income taxes	13,862	5,757	20,135	7,432
Income tax (expense) benefit	(1,757)	81	(840)	(339)
Net income (loss)	12,105	5,838	19,295	7,093
Net income (loss) attributable to non-controlling interests	187	114	304	199
Net income (loss) attributable to the Company	11,918	5,724	18,991	6,894
Distributions to preferred shareholders	(4,456)	(2,899)	(13,369)	(5,907)
Net income (loss) attributable to common shareholders	$7,462	$2,825	$5,622	$987
Net income (loss) per share available to common shareholders, basic and diluted	$0.13	$0.05	$0.10	$0.01
Weighted-average number of common shares, basic	58,714,055	50,771,355	54,227,155	46,962,639
Weighted-average number of common shares, diluted	58,760,334	50,771,355	54,314,469	46,962,639

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, EBITDA, Adjusted FFO, and Adjusted EBITDA
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income (loss)	$12,105	$5,838	$19,295	$7,093
Adjustments:
Depreciation and amortization	11,015	8,999	30,625	21,325
Depreciation and amortization from joint venture	2,469	1,169	7,333	1,169
FFO	$25,589	$16,006	$57,253	$29,587
Distribution to preferred shareholders	$(4,456)	$(2,899)	$(13,369)	$(5,907)
FFO available to common share and unit holders	$21,133	$13,107	$43,884	$23,680
Hotel acquisition costs	514	3,903	1,340	7,344
Ground lease amortization	55	54	164	164
Amortization of LTIP units	395	395	1,185	1,185
Management contract termination costs	(79)	—	1,008	—
Adjusted FFO available to common share and unit holders	$22,018	$17,459	$47,581	$32,373

FFO per common share - basic	$0.35	$0.25	$0.80	$0.49
FFO per common share - diluted	$0.35	$0.25	$0.79	$0.49
Adjusted FFO per common share - basic	$0.37	$0.34	$0.86	$0.68
Adjusted FFO per common share - diluted	$0.37	$0.34	$0.86	$0.68

Weighted-average number of basic common shares and units	59,643,154	51,700,454	55,156,254	47,891,738
Weighted-average number of fully diluted common shares and units	59,689,433	51,700,454	55,243,568	47,891,738

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income (loss)	$12,105	$5,838	$19,295	$7,093
Adjustments:
Interest expense	3,949	3,775	10,671	10,077
Interest expense from joint venture	3,164	2,364	9,675	2,364
Income tax expense (benefit)	1,757	(81)	840	339
Depreciation and amortization	11,055	9,037	30,742	21,426
Depreciation and amortization from joint venture	2,469	1,169	7,333	1,169
EBITDA	$34,499	$22,102	$78,556	$42,468
Hotel acquisition costs	514	3,903	1,340	7,344
Ground lease amortization	55	54	164	164
Amortization of LTIP units	395	395	1,185	1,185
Management contract termination costs	(79)	—	1,008	—
Adjusted EBITDA	$35,384	$26,454	$82,253	$51,161

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP").

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO, because it believes that adjusting EBITDA and FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:

- Non-Cash Ground Rent: The Company excludes the non-cash amortization expense of the Company's ground lease asset.
- Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of LTIP Units: The Company excludes the non-cash amortization of LTIP Units expensed during the period.
- Management contract termination costs: The Company excludes one-time management contract termination costs expensed during the period because it believes that including these costs in EBITDA and FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper and EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO and EBITDA calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Manhattan Collection Statements of Operations
(Represents the Company's 49% ownership interest in the Manhattan Collection)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
REVENUES:
Hotel operating revenues:
Room	$19,464	$14,003	$53,275	$14,003
Food and beverage	1,402	836	4,672	836
Other operating	617	452	1,967	452
Total revenues	21,483	15,291	59,914	15,291

EXPENSES:
Total hotel expenses	13,639	9,607	41,320	9,607
Depreciation and amortization	2,469	1,169	7,333	1,169
Total operating expenses	16,108	10,776	48,653	10,776
Operating income (loss)	5,375	4,515	11,261	4,515
Interest income	32	17	99	17
Interest expense	(3,164)	(2,364)	(9,675)	(2,364)
Other	(91)	1	(49)	1
Equity in earnings of joint venture	$2,152	$2,169	$1,636	$2,169

	Spread over 30-day LIBOR	Loan Amount	Maturity
DEBT:
Mortgage and mezzanine	300 bps (a)	$274,778	February 2013
Cash and cash equivalents		(4,683)
Net debt		270,095
Restricted cash		(14,602)
Net debt including restricted cash		$255,493

(a) Represents the estimated weighted average spread of the mortgage and the mezzanine debt outstanding.

Notes:

These hotel operating results represent the Company's period of ownership for the Company's 49% ownership interest in the Manhattan Collection. The Manhattan Collection consists of the following six hotels: Affinia Manhattan, Affinia 50, Affinia Dumont, Affinia Shelburne, Affinia Gardens and The Benjamin. The hotel operating results for the Manhattan Collection only include 49% of the results for the six properties to reflect the Company's 49% ownership interest in the hotels.

The information above has not been audited and has been presented only for informational purposes.

Pebblebrook Hotel Trust
Pro Forma Hotel Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Total Portfolio
Pro forma Occupancy	86.8%	84.7%	82.0%	78.2%
Increase/(Decrease)	2.5%		4.9%
Pro forma ADR	$215.69	$208.04	$209.98	$202.04
Increase/(Decrease)	3.7%		3.9%
Pro forma RevPAR	$187.18	$176.16	$172.26	$157.95
Increase/(Decrease)	6.3%		9.1%

Notes:

This schedule of hotel results for the three- and nine-month periods ended September 30, includes information from all of the hotels the Company owned as of September 30, 2012, except for the Hotel Milano and the W Los Angeles - Westwood for both 2012 and 2011. Results for the Manhattan Collection reflect Pebblebrook's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Milano after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Wholly Owned Pro Forma Hotel Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Total Portfolio
Pro forma Occupancy	85.5%	83.4%	80.1%	76.6%
Increase/(Decrease)	2.4%		4.5%
Pro forma ADR	$203.82	$192.89	$199.68	$191.23
Increase/(Decrease)	5.7%		4.4%
Pro forma RevPAR	$174.20	$160.96	$159.89	$146.53
Increase/(Decrease)	8.2%		9.1%

Notes:

This schedule of hotel results for the three- and nine-month periods ended September 30, includes information from all of the hotels the Company owned as of September 30, 2012, except for the Hotel Milano, W Los Angeles - Westwood and Pebblebrook's 49% ownership interest in the Manhattan Collection for both 2012 and 2011. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Milano after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Manhattan Collection Pro Forma Hotel Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Total Portfolio
Pro forma Occupancy	93.1%	90.9%	91.0%	85.7%
Increase/(Decrease)	2.4%		6.2%
Pro forma ADR	$267.70	$278.19	$251.48	$248.94
Increase/(Decrease)	(3.8)%		1.0%
Pro forma RevPAR	$249.15	$252.84	$228.97	$213.39
Increase/(Decrease)	(1.5)%		7.3%

Notes:

This schedule of hotel results for the three- and nine-month periods ended September 30, includes information for the six hotels that make up the Manhattan Collection as of September 30, 2012. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Pro Forma Hotel Results
(In Thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Pro Forma Hotel Revenues:
Rooms	$84,425	$78,711	$223,832	$202,789
Food and beverage	29,933	29,848	87,596	87,383
Other	6,693	6,503	18,702	17,784
Total hotel revenues	121,051	115,062	330,130	307,956

Pro Forma Hotel Expenses:
Rooms	21,424	20,588	60,408	56,869
Food and beverage	22,741	22,276	66,082	64,592
Other direct	3,181	2,940	9,064	8,234
General and administrative	9,782	10,545	28,648	29,567
Sales and marketing	7,895	7,441	23,309	21,857
Management fees	3,811	3,384	9,721	9,316
Property operations and maintenance	3,650	3,744	10,714	10,809
Energy and utilities	3,352	3,861	9,452	10,830
Property taxes	5,052	4,793	14,674	12,818
Other fixed expenses	2,685	3,124	7,491	9,475
Total hotel expenses	83,573	82,696	239,563	234,367

Pro Forma Hotel EBITDA	$37,478	$32,366	$90,567	$73,589

Pro Forma Hotel EBITDA Margin	31.0%	28.1%	27.4%	23.9%

Notes:

This schedule of hotel results for the three- and six-month periods ended June 30, includes information from all of the hotels the Company owned as of June 30, 2012, except for the Hotel Milano for both 2012 and 2011. Results for the Manhattan Collection reflect the Company's 49% ownership interest. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Milano after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Pro Forma Wholly Owned Hotel Results
(In Thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Pro Forma Hotel Revenues:
Rooms	$64,961	$60,019	$170,557	$155,975
Food and beverage	28,531	28,682	82,924	83,670
Other	6,076	5,860	16,735	15,822
Total hotel revenues	99,568	94,561	270,216	255,467

Pro Forma Hotel Expenses:
Rooms	15,985	15,244	44,104	41,930
Food and beverage	21,326	21,039	61,602	60,599
Other direct	3,068	2,829	8,734	7,900
General and administrative	8,135	8,704	23,296	24,226
Sales and marketing	6,726	6,250	19,757	18,475
Management fees	3,116	2,751	7,836	7,691
Property operations and maintenance	2,931	3,015	8,578	8,696
Energy and utilities	2,686	3,167	7,440	8,872
Property taxes	3,372	3,064	9,702	8,143
Other fixed expenses	2,588	2,917	7,194	8,825
Total hotel expenses	69,933	68,980	198,243	195,357

Pro Forma Hotel EBITDA	$29,635	$25,581	$71,973	$60,110

Pro Forma Hotel EBITDA Margin	29.8%	27.1%	26.6%	23.5%

Notes:

This schedule of hotel results for the three- and nine-month periods ended September 30, includes information from all of the hotels the Company owned as of September 30, 2012, except for the Hotel Milano, W Los Angeles - Westwood and Pebblebrook's 49% ownership interest in the Manhattan Collection for both 2012 and 2011. These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. The Company expects to include historical hotel results for the Hotel Milano after the Company has owned the hotel for one year. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Pro Forma Manhattan Collection Hotel Results
(In Thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Pro Forma Hotel Revenues:
Rooms	$19,464	$18,692	$53,275	$46,814
Food and beverage	1,402	1,166	4,672	3,713
Other	617	643	1,967	1,962
Total hotel revenues	21,483	20,501	59,914	52,489

Pro Forma Hotel Expenses:
Rooms	5,439	5,344	16,304	14,939
Food and beverage	1,415	1,237	4,480	3,993
Other direct	113	111	330	334
General and administrative	1,647	1,841	5,352	5,341
Sales and marketing	1,169	1,191	3,552	3,382
Management fees	695	633	1,885	1,625
Property operations and maintenance	719	729	2,136	2,113
Energy and utilities	666	694	2,012	1,958
Property taxes	1,680	1,729	4,972	4,675
Other fixed expenses	97	207	297	650
Total hotel expenses	13,640	13,716	41,320	39,010

Pro Forma Hotel EBITDA	$7,843	$6,785	$18,594	$13,479

Pro Forma Hotel EBITDA Margin	36.5%	33.1%	31.0%	25.7%

Notes:

This schedule of hotel results for the three- and nine-month periods ended September 30, reflects the Company's 49% pro rata interest and include information for the six hotels that comprise the Manhattan Collection as of September 30, 2012. These hotel results may reflect the operational performance prior to the Company's ownership interest in the hotels. In addition, the information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Pro Forma Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

DoubleTree by Hilton Bethesda	X	X	X	X
Sir Francis Drake	X	X	X	X
InterContinental Buckhead	X	X	X	X
Hotel Monaco Washington, DC	X	X	X	X
Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Sheraton Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Westin Gaslamp Quarter San Diego	X	X	X	X
Mondrian Los Angeles	X	X	X	X
Viceroy Miami	X	X	X	X
W Boston	X	X	X	X
Manhattan Collection	X	X	X	X
Hotel Milano
Hotel Vintage Park Seattle			X	X
Hotel Vintage Plaza Portland			X	X
W Los Angeles - Westwood				X
Hotel Palomar San Francisco				X

Notes:

A property marked with an "X" in a specific quarter denotes that the pro forma operating results of that property are included in the Pro Forma Hotel Statistical Data, Schedule of Pro Forma Hotel Results and the 2012 Outlook for the respective calendar quarter in 2012 and 2011.

The Company’s third quarter Pro forma RevPAR, RevPAR Growth, ADR, Occupancy, Hotel Revenues, Hotel Expenses, Hotel EBITDA and Hotel EBITDA Margin include all of the hotels the Company owned as of September 30, 2012, except for the Hotel Milano and W Los Angeles-Westwood. Results for the Manhattan Collection reflect the Company's 49% ownership interest. The Company expects to include historical operating results for the Hotel Milano after the Company has owned the hotel for one year. Operating statistics and financial results include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Pro forma RevPAR, RevPAR Growth, ADR, Occupancy, Hotel Revenues, Hotel Expenses, Hotel EBITDA and Hotel EBITDA Margin for the Company's 2012 Outlook include the hotels owned as of October 25, 2012, including the anticipated acquisition of the Hotel Palomar San Francisco. These operating statistics and financial results may include periods prior to the Company’s ownership of the hotels. The hotel operating estimates and assumptions for the Manhattan Collection included in the Company's 2012 Outlook only reflect the Company's 49% ownership interest in the hotels.

Pebblebrook Hotel Trust
Historical Hotel Pro Forma Operating Data
(In Thousands, except Occupancy, ADR, and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011	Full Year 2011

Pro forma Occupancy	71.2%	80.1%	84.9%	77.7%	78.5%
Pro forma ADR	$188	$208	$211	$216	$206
Pro forma RevPAR	$134	$167	$179	$168	$162

Pro forma Hotel Revenues	$98.6	$118.7	$123.1	$122.1	$462.6
Pro forma Hotel EBITDA	$15.3	$30.8	$34.5	$33.4	$113.9

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012
Pro forma Occupancy	75.0%	85.3%	86.9%
Pro forma ADR	$193	$219	$219
Pro forma RevPAR	$145	$187	$190

Pro forma Hotel Revenues	$105.3	$129.1	$129.3
Pro forma Hotel EBITDA	$19.6	$39.1	$39.6

Notes:

These historical hotel operating results include information from the following hotels: DoubleTree by Hilton Bethesda-Washington DC; Sir Francis Drake; InterContinental Buckhead; Hotel Monaco Washington, DC; Grand Hotel Minneapolis; Skamania Lodge; Sheraton Delfina; Sofitel Philadelphia; Argonaut Hotel; the Westin Gaslamp Quarter San Diego; Hotel Monaco Seattle; Mondrian Los Angeles; Viceroy Miami; W Boston; Hotel Vintage Park Seattle; Hotel Vintage Plaza Portland; W Los Angeles - Westwood; and the 6 hotel properties in the Manhattan Collection. These operating results exclude those of the Hotel Milano. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The Company expects to include historical operating results for Hotel Milano after the Company has owned the hotel for one year. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Wholly Owned Hotel Pro Forma Operating Data
(In Thousands, except Occupancy, ADR, and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011	Full Year 2011

Pro forma Occupancy	69.2%	79.3%	83.7%	74.8%	76.8%
Pro forma ADR	$187	$195	$197	$193	$193
Pro forma RevPAR	$129	$155	$165	$144	$148

Pro forma Hotel Revenues	$85.3	$100.0	$102.6	$97.0	$385.0
Pro forma Hotel EBITDA	$14.3	$25.0	$27.7	$22.9	$89.9

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012
Pro forma Occupancy	72.6%	83.7%	85.7%
Pro forma ADR	$191	$205	$208
Pro forma RevPAR	$139	$172	$178

Pro forma Hotel Revenues	$89.5	$106.5	$107.8
Pro forma Hotel EBITDA	$17.5	$30.5	$31.7

Notes:

These historical hotel operating results include information from the following hotels: DoubleTree by Hilton Bethesda-Washington DC; Sir Francis Drake; InterContinental Buckhead; Hotel Monaco Washington, DC; Grand Hotel Minneapolis; Skamania Lodge; Sheraton Delfina; Sofitel Philadelphia; Argonaut Hotel; the Westin Gaslamp Quarter San Diego; Hotel Monaco Seattle; Mondrian Los Angeles; Viceroy Miami; W Boston; Hotel Vintage Park Seattle; Hotel Vintage Plaza Portland; and W Los Angeles - Westwood. These operating results exclude those of the Hotel Milano and Pebblebrook's 49% interest in the 6 hotel Manhattan Collection. These historical operating results include periods prior to the Company's ownership of the hotels. The Company expects to include historical operating results for Hotel Milano after the Company has owned the hotel for one year. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and has been presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Manhattan Collection Hotel Pro Forma Operating Data
(In Thousands, except Occupancy, ADR, and RevPAR)
(Unaudited)

Historical Operating Data:

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011	Full Year 2011

Pro forma Occupancy	81.6%	84.5%	90.9%	92.5%	87.5%
Pro forma ADR	$193	$270	$278	$310	$266
Pro forma RevPAR	$158	$228	$253	$287	$233

Pro forma Hotel Revenues	$13.3	$18.7	$20.5	$25.1	$77.6
Pro forma Hotel EBITDA	$1.0	$5.7	$6.8	$10.5	$24.0

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012
Pro forma Occupancy	86.9%	93.2%	93.1%
Pro forma ADR	$201	$282	$268
Pro forma RevPAR	$175	$263	$249

Pro forma Hotel Revenues	$15.8	$22.7	$21.5
Pro forma Hotel EBITDA	$2.1	$8.6	$7.8

Notes:

These historical hotel operating results include information from the 6 hotel properties in the Manhattan Collection. The hotel operating results for the Manhattan Collection only include 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

The information above has not been audited and has been presented only for comparison purposes.